Exhibit (e)(4)

FIRST AMENDMENT TO NOVATED

ETF DISTRIBUTION AGREEMENT

This first amendment (this “Amendment”) to the novated ETF distribution agreement dated as of September 30, 2021 (the “Agreement”) is made by and between Exchange Listed Funds Trust (the “Trust”) and Foreside Fund Services, LLC (together with the Trust, the “Parties”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

EXCHANGE LISTED FUNDS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ J. Garrett Stevens	By:	/s/ Mark Fairbanks
Name:	J. Garrett Stevens	Name:	Mark Fairbanks
Title:	President	Title:	Vice President
Date:	4/13/2022	Date:	4/13/2022

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Effective as of April 13, 2022

FUNDS

The High Yield ETF Saba Closed-End Funds ETF
Qraft AI-Enhanced U.S. Large Cap ETF
Qraft AI-Enhanced U.S. Large Cap Momentum ETF
Armor US Equity Index ETF
Qraft AI-Enhanced US High Dividend ETF
Cabana Target Drawdown 5 ETF
Cabana Target Drawdown 7 ETF
Cabana Target Drawdown 10 ETF
Cabana Target Drawdown 13 ETF
Cabana Target Drawdown 16 ETF
Qraft AI-Enhanced US Next Value ETF
Corbett Road Tactical Opportunity ETF
Asian Growth Cubs ETF
Gavekal Asia Pacific Government Bond ETF
Cabana Target Leading Sector Conservative ETF
Cabana Target Leading Sector Moderate ETF
Cabana Target Leading Sector Aggressive ETF
Akros Monthly Payout ETF